[Matrix Trust Company Letterhead]

Exhibit 10.8

SUNTRUST BANKS, INC.
SUPPLEMENTAL EXECUTIVE PLANS
AMENDED AND RESTATED RABBI TRUST AGREEMENT

This Amended and Restated Trust Agreement made this 23 day of January, 2025 (the “Effective Date”), by and between Truist Financial Corporation (hereinafter referred to as the “Company” or “Customer”), a North Carolina corporation, and Matrix Trust Company (“Matrix Trust”), as trustee (hereinafter referred to as the “Trustee”);

WHEREAS, Company maintains the nonqualified deferred compensation plan(s) (hereinafter referred to as the “Plan”) as listed in Appendix A;

WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

WHEREAS, Company maintains the SunTrust Banks, Inc. Supplemental Executive Plans Trust (hereinafter called "Trust") and has contributed to the Trust assets that are held in accordance with a trust agreement between Truist Bank, as successor to SunTrust Bank (the "Former Trustee") and the Company, as successor to SunTrust Banks, Inc., which was amended and restated March 1, 2013 and further amended as of December 15, 2016 (the “Former Trustee Agreement”), to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

WHEREAS, SunTrust Banks, Inc. underwent a change in control, as defined in the Former Trustee Agreement, effective December 6, 2019;

WHEREAS, the Former Trustee informed the Company of its decision to cease providing trust services to the Trust;

WHEREAS, the Trust permits the resignation of the Former Trustee and the appointment of a successor trustee;

WHEREAS, in accordance with the Former Trustee Agreement, the Former Trustee as the trustee of the Trust resigned and the Company appointed Matrix Trust Company as the non-discretionary and directed, successor trustee and Matrix Trust Company accepts such appointment, all as of the Effective Date;

WHEREAS, the Company desires to continue the Trust under the terms of which assets transferred from the Former Trustee and new contributions shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;
WHEREAS, it is the intention of the parties that this Trust shall continue to constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

WHEREAS, it is the intention of the Company to make further contributions to the Trust, as required, to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

WHEREAS, the Company hereby represents and warrants that (i) the amendment and restatement reflected herein does not conflict with the terms of the Plan; and (ii) the amendment and restatement reflected herein does not make the trust revocable;

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NOW, THEREFORE, the parties do hereby amend and restate the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.
Establishment of Trust.

(a)     The Company has caused the Former Trustee to transfer all assets held in the Trust to the Trustee, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(b)     Prior to the satisfaction of all Plan liabilities, and except as noted in Sections 2(c) and 3 below, the Trust continues to be irrevocable.

(c)     The Trust is intended to continue to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d)     The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(e)     Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(f)     Within 60 days following the end of each Plan year, Company shall be required to irrevocably deposit additional cash or other property to the Trust in an amount sufficient to pay each Plan participant or beneficiary the benefits payable pursuant to the terms of the Plan as of the close of the applicable Plan year. The results of the valuation for purposes of the preceding sentence shall be certified by the Company’s independent actuary.

(g)    The administration of the Trust shall be subject to all of the terms and conditions of the Operational Guidelines attached hereto as Appendix B, which are hereby incorporated by reference. Notwithstanding anything to the contrary set forth in this Agreement, the Trustee may amend the Operational Guidelines at any time upon written notice to the Company.

Section 2.
Payments to Plan Participants and Their Beneficiaries.

(a)     Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with the Payment Schedule. Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company (see attached fee schedule).
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(b)     The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

(c)     Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. Company may request reimbursement from the Trust for any amounts paid directly to Plan participants or beneficiaries and any reasonable administrative expenses of the Plans and the Trust which have been paid by the Company by providing a certification of the amounts paid and satisfactory evidence of such payments to Trustee; provided, however, that the Company shall be reimbursed only to the extent that there are Excess Assets available in the Trust. “Excess Assets” means assets in the Trust with a value as of the applicable valuation date that exceeds the sum of (i) the present value of the accrued benefits under the Plans as of such date, determined on a termination basis using the same actuarial equivalent principles as used under the Plans and certified by the Company’s independent actuary and (ii) an estimate of reasonable administrative expenses for a three (3) year period, estimated based on the calendar year. Trustee may rely on such certification and evidence provided by Company and shall have no obligation for otherwise verifying payment by the Company. Under no circumstances shall the Trustee be required to make reimbursements from Excess Assets to the Company more frequently than once per calendar quarter. In addition, if the principal of the Trust, and any earning thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan as indicated to the Trustee on the Payment Schedule, Company shall make the balance of each such payment as it falls due. The Trustee shall notify Company where principal and earnings are not sufficient.

Section 3.
Trustee Responsibility Regarding Payments to Trust Beneficiary When Company is Insolvent.

(a)     Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or (iii) Company is determined to be insolvent by any federal and/or state regulatory agency.

(b)     At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

(1)     The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

(2)     Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

(3)     If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of
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Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

(4)     Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

(c)     Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.
Payments to Company.
Except as provided in Sections 2(c) and 3 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment(s) of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

Section 5.
Investment Authority.

(a)     The Trust may hold assets of any kind, including shares of any registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such investment company and receives compensation from such investment company for the services provided (which compensation shall be in addition to the compensation of the Trustee under this Trust.) The Company acknowledges that shares in any such investment company are not obligations of the Trustee or any other bank, are not deposits and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”), the Federal Reserve or any other governmental agency. Notwithstanding the foregoing, in no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants, except that voting and dividend rights with respect to Trust assets will be exercised by Company.

(b)     Company shall have the right, at any time and from time to time, in its sole discretion, to direct Trustee as to the investment and reinvestment of all or specified portions of Trust assets and the income therefrom and to appoint an investment manager or investment managers to direct Trustee as to the investment and reinvestment of all or specified portions thereof. As of the execution of this Trust Agreement, and until Trustee is notified otherwise in writing, Company shall be solely responsible for directing the investment and reinvestment of all Trust assets.

(c)     Trustee shall have no responsibility for the selection of investment options, if applicable, under the Trust and shall not render investment advice to any person in connection with the selection of such options. Company shall direct Trustee as to the investment options in which the Trust shall be invested during the term of the Trust.

(d)     Trustee may hold that portion of the Trust Fund as is appropriate, for the ordinary administration and for the disbursement of funds in cash, without liability for interest notwithstanding Trustee's receipt of "float" from such uninvested cash, by depositing the same in any bank (including deposits which bear a reasonable rate of interest in a bank or similar financial institution supervised by the United States or a State, even where a bank or financial institution is the Trustee, or is otherwise a fiduciary of the Plan) subject to the
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rules and regulations governing such deposits, and without regard to the amount of such deposit.

(e)     The parties hereto acknowledge that the Trust fund may be invested in, among other securities, shares of various mutual or other funds, some or all of which may from time to time enter into arrangements to pay fund, shareholder servicing, sub-transfer agent, 12b-1, finders fees, or similar fees to eligible recipients (all such fees referred to herein as “Fund Service Fees”). The Company hereby represents that it has reviewed with its legal counsel the collection of Fund Service Fees paid by the funds in which the Trust fund is invested, and has determined that it is permissible to collect the Fund Service Fees and apply them to reduce certain expenses of the Plan or Trust, such as recordkeeping expenses. The Company hereby directs the Trustee, and the Trustee hereby agrees, to provide services in connection with negotiating and/or collecting the Fund Service Fees payable by the funds in which the Trust fund is invested. It is further agreed that: (i) as compensation for its services, the Trustee shall be entitled to a fee as agreed upon between the parties; (ii) in no event shall the Trustee have any obligation to take any action to enforce collection in the event a fund fails to remit Fund Service Fees ; (iii) to the extent a registered broker-dealer is required by a mutual fund in order for Fund Service Fees to be paid, the Trustee may use its affiliated broker in the collection process and compensate such affiliated broker as the Trustee, in its sole discretion, deems appropriate; (iv) the Trustee (in its corporate capacity) shall proceed diligently to enter into necessary arrangements and agreements with the funds to collect the available Fund Service Fees, provided such arrangements and agreements are reasonably satisfactory to the Trustee, but the Trustee does not represent or guarantee that arrangements and agreements can or will be made with respect to all funds held in the Trust; (v) to the extent the arrangements and agreements with the funds require that the Trustee rely on information or services provided by the Company and/or the Plan recordkeeper, the Trustee shall be fully protected in relying on the accuracy and completeness of such information and the performance of such services in a manner entitling the Trustee to collect the available Fund Service Fees on behalf of the Trust. Until directed otherwise in writing by the Company, the Trustee is directed to hold the Fund Service Fees collected by the Trustee uninvested and remit them from time to time: (a) to the Plan recordkeeper to be applied against recordkeeping and other Plan expenses, provided that the Trustee shall not be responsible for the application of such funds by the recordkeeper; and/or (b) to the Trustee to be applied against fees and expenses due and payable under this Agreement. The Company agrees to notify the Trustee of any changes to the fund investment options for the Plan so that the Trustee may undertake to negotiate and/or collect the Fund Service Fees associated with the new fund investment options.

(f)     Company shall have the right, at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.

Section 6.
Disposition of Income.
(a)     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 7.
Accounting by Trustee.

Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Such account statements shall be mailed to Company or, if
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the Company agrees, delivered via e-mail or other electronic means.

Section 8.
Responsibility of Trustee.

(a)Trustee shall act with care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of any enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company or an investment manager which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company or such investment manager. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b)If Trustee undertakes or defends any litigation arising in connection with this Trust, to the extent not otherwise paid by the Company pursuant to Section 9(b), Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust. In no event shall Trustee have any liability or responsibility to undertake, defend or continue any litigation unless payment of related fees and expenses is ensured to the reasonable satisfaction of Trustee.

(c)     Trustee, at the expense of the Trust or the Company, may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

(d)     Trustee, at the expense of the Trust or the Company, may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(e)     Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(f)     However, notwithstanding the provisions of Section 8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

(g)     Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

(h)     Trustee shall have no responsibility or liability with respect to: (i) the truth or accuracy of any representation or warranty made in any application or related document provided to the insurer in connection with the issuance or renewal of any insurance policies or insurance contracts, including any representation that the person on whose life an application is being made is eligible to have a contract issued on his or her life; (ii) the selection or monitoring (ongoing or periodic) of any insurance policies or insurance contracts held in the Trust or the insurers issuing such policies or contracts; (iii) the payment of premiums with respect to such policies or contracts; or (iv) the exercise of any rights relating to any such policies or contracts except as directed in writing by Company.

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(i)     Upon the expiration of one-hundred eighty days (180) days from the date of Trustee’s annual, quarterly or any other account, the Trustee shall be forever released and discharged from all liability and further accountability to Company or any other person with respect to the accuracy of such accounting and all acts and failures to act of Trustee reflected in such account, except to the extent that Company shall, within such 180-day period, file with Trustee specific written objections to the account or except to the extent the Trustee’s annual, quarterly, or any other account was based on fraud or misrepresentation by the Trustee. Neither Company, any participant nor any other person shall be entitled to any additional or different accounting by Trustee and Trustee shall not be compelled to file in any court any additional or different accounting unless the Trustee’s annual, quarterly, or any other account was based on fraud or misrepresentation by the Trustee. For purposes of regulations promulgated by the FDIC, Trustee’s account statements shall be sufficient information concerning securities transactions effected for the Trust, provided that Company, upon written request, shall have the right to receive at no additional cost written confirmations of such securities transactions, which shall be mailed or otherwise furnished by the Trustee within the timeframe required by applicable regulations.

(j)     Trustee shall have no duty or responsibility not expressly set forth in this Trust Agreement. By way of example, but without limiting the matters subject to the foregoing sentence, Trustee shall have no responsibility with respect to the administration or interpretation of the Plan, payment of Plan benefits other than from the assets of the Trust, the calculation of tax to be withheld, reported and/or paid to taxing authorities and (if applicable pursuant to the fee schedule) withholding, remitting, or reporting to taxing authorities of taxes other than from payments made with Trust assets to Plan participants and other than as directed by Company, or maintaining participant records with respect to the Plan.

Section 9.
Compensation and Expenses of Trustee.

(a)     Company shall pay all administrative and Trustee's fees and expenses on a monthly basis. If not so paid, the Trustee shall be entitled to deduct such fees and expenses from the Trust.

(b)     Company shall indemnify and hold Trustee harmless from and against any and all losses, costs, damages and expenses (including attorney’s fees and disbursements) of any kind or nature (collectively, “Losses”) imposed on or incurred by Trustee by reason of its service pursuant to this Trust Agreement, including any Losses arising out of any threatened, pending or completed claim, action, suit or proceeding, except to the extent such Losses are caused by the gross negligence, willful misconduct or bad faith of Trustee. To the extent not paid by Company, Trustee shall be entitled to deduct such amounts from the Trust.

Subject to applicable limitation of liability provisions, the absence of mutual indemnification herein shall not be interpreted so as to preclude the Company from initiating an action against Trustee for Losses it may incur as a result of Trustee’s gross negligence, willful misconduct or bad faith.

(c)     The provisions of this Section 9 shall survive termination of this Trust Agreement.

Section 10.
Resignation and Removal of Trustee.

(a)     Trustee may resign at any time by written notice to Company, which shall be effective thirty (30) days after receipt of such notice unless Company and Trustee agree otherwise.

(b)     Trustee may be removed by Company on thirty (30) days’ notice or upon shorter notice accepted by Trustee.

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(c)     Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. To the extent possible, the transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

(d)     If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11.
Appointment of Successor.

(a)     If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

(b)     If Trustee resigns or is removed pursuant to the provisions of Section 10(e) hereof and selects a successor Trustee, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

(c)     The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 12.
Amendment or Termination.

(a)     This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

(b)     The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

Section 13.
Miscellaneous.

(a)     The Trustee shall not be responsible for any lost profits or any special, indirect or consequential damages in respect of any breach or wrongful conduct in any way related to this Agreement.  The Trustee shall have no liability for any matters beyond its control such as market loss or diminution, impact of government regulations, third-party bankruptcies or otherwise.
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(b)    Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(c)     Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(d)     This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties hereto irrevocably consent to the exclusive jurisdiction and venue in the applicable federal and/or New York State courts located in the Borough of Manhattan, New York County, State of New York.

(e)     Trustee represents that it qualifies for FDIC prorata worth pass-through insurance coverage in accordance with the standards set forth in applicable federal law and FDIC insurance regulations. If Trustee fails at any time in the future to so qualify for prorata worth pass-through insurance coverage, it will promptly notify Company.

(f)     In no event will Trustee have any obligation to provide, and in no event will Trustee provide, any legal, tax, accounting, audit or other advice to Company with respect to the Plan or this Trust. Company acknowledges that it will rely exclusively on the advice of its accountants and/or attorneys with respect to all legal, tax, accounting, audit and other advice required or desired by Company with respect to the Plan or this Trust. Company acknowledges that Trustee has not made any representations of any kind, and will not make any representations of any kind, concerning the legal, tax, accounting, audit or other treatment of the Plan or this Trust.

(g)     Company acknowledges that Trustee is not an advisor concerning or a promoter with respect to the Plan or the Trust, but merely is a service provider offering the Trust services expressly set forth in this Agreement. In particular, Company acknowledges that Trustee is not a joint venture or partner with Company’s accountants, auditors, consultants or with any other party, with respect to the Plan or this Trust, and that Trustee and Company’s accountants, auditors and consultants at all times remain independent parties dealing at arm’s length, and independently, with each other and with Company.

(h)     Company represents and warrants that the Plan and the administration thereof and the establishment of this Trust comply with applicable law and shall continue to be in compliance therewith.

(i)     Trustee shall have no liability for any losses arising out of delays in performing the services which it renders under this Trust Agreement which result from events beyond its control, including without limitation, interruption of the business of Trustee due to acts of God, acts of governmental authority, acts of war, riots, civil commotions, insurrections, labor difficulties (including, but not limited to, strikes and other work slippages due to slow-downs), or any action of any courier or utility, mechanical or other malfunction, or electronic interruption.

(j)    Any notice, demand, consent, election, offer, approval, request or other communication (collectively, a “Notice”) required or permitted under this Agreement must be in writing and either delivered personally, by a nationally recognized overnight courier, or sent by certified or registered mail, postage prepaid, return receipt requested. A Notice must be addressed to a Party as follows:

Matrix Trust Company
717 17th Street, Suite 1300
Denver, CO 80202
Attn: Senior Vice President
With a copy to:
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Broadridge Financial Solutions, Inc.
2 Journal Square Plaza
Jersey City, NJ 07306
Attn: General Counsel
Matrix Trust Company
P.O. Box 52129
Phoenix, AZ 85072-2129
Attn: Vice President

To Company:
Truist Financial Corporation
Attention: Steve Reeder
214 N Tryon Street, 45th Floor
Charlotte, NC 28202

Section 14.
Confidentiality.

(a)    Definitions. In connection with this Agreement, including without limitation the evaluation of new services contemplated by the parties to be provided by Trustee under this Agreement, information will be exchanged between Trustee and Customer. Trustee shall provide information that may include, without limitation, confidential information relating to the Trustee’s products, trade secrets, strategic information, information about systems and procedures, confidential reports, Customer information, vendor and other third party information, financial information including cost and pricing, sales strategies, computer software and tapes, programs, source and object codes, and other information that is provided under circumstances reasonably indicating it is confidential (collectively, the “Trustee Information”), and Customer shall provide information required for Customer to use the services received or to be received, including Customer information, which may include Personal Information (defined below), to be processed by the services, and other information that is provided under circumstances reasonably indicating it is confidential (“Customer Information”) (the Trustee Information and the Customer Information collectively referred to herein as the “Information”). Personal Information that is exchanged shall also be deemed Information hereunder. “Personal Information” means personal information about an identifiable individual including, without limitation, name, address, contact information, age, gender, income, marital status, finances, health, employment, social security number and trading activity or history. Personal Information shall not include the name, title or business address or business telephone number of an employee of an organization in relation to such individual’s capacity as an employee of an organization. The Information of each party shall remain the exclusive property of such party.

(b)    Obligations. The receiver of Information (the “Receiver”) shall keep any Information provided by the other party (the “Provider”) strictly confidential and shall not, without the Provider’s prior written consent, disclose such Information in any manner whatsoever, in whole or in part, and shall not duplicate, copy or reproduce such Information, including, without limitation, by means of photocopying or transcribing of voice recording, except in accordance with the terms of this Agreement. The Receiver shall only use the Information as reasonably required to carry out the purposes of this Agreement.

(c)    Disclosure Generally. Trustee and Customer agree that the Information shall be disclosed by the Receiver only to: (i) the employees, agents and consultants of the Customer and the Designated Representative in connection with Receiver’s performance or use of the services, as applicable, and (ii) auditors, counsel, and other representatives of the Customer and Designated Representative for the purpose of providing assistance to the Receiver in the ordinary course of Receiver’s performance or use of the services, as applicable. Each party will take reasonable steps to prevent a breach of its obligations by any employee or third party.
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(d)    Compelled Disclosure. If the Receiver or anyone to whom the Receiver transmits the Information pursuant to this Agreement becomes legally compelled to disclose any of the Information, then the Receiver will provide the Provider with prompt notice before such Information is disclosed (or, in the case of a disclosure by someone to whom the Receiver transmitted the Information, as soon as the Receiver becomes aware of the compelled disclosure), if not legally prohibited from doing so, so that the Provider may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If such protective order or other remedy is not obtained, then the Receiver will furnish only that portion of the Information which the Receiver is advised by reasonable written opinion of counsel is legally required and will exercise its reasonable efforts to assist the Provider in obtaining a protective order or other reliable assurance that confidential treatment will be accorded to the Information that is disclosed.

(e)    Exceptions. Except with respect to Personal Information, nothing contained herein shall in any way restrict or impair either party’s right to use, disclose or otherwise deal with:

(1)    Information which at the time of its disclosure is publicly available, by publication or otherwise, or which the Provider publicly discloses either prior to or subsequent to its disclosure to the Receiver;

(2)    Information which the Receiver can show was in the possession of the Receiver, or its parent, subsidiary or affiliated company, at the time of disclosure and which was not acquired, directly or indirectly, under any obligation of confidentiality to the Provider; or

(3)    Information which is independently acquired or developed by the Receiver without violation of its obligations hereunder.

In addition, each employee of the Receiver shall be free to use for any purpose, upon completion of the services rendered under this Agreement, any general knowledge, skill or expertise that (i) is acquired by such employee in performance of those services, (ii) remains part of the general knowledge of such employee after access to the tangible embodiment of the Provider’s Information, (iii) does not contain or include any such Information, and (iv) is not otherwise specific to the Provider.

(f)    Return or Destroy. Upon the termination of this Agreement for any reason, the parties shall return to each other, or destroy, any and all copies of Information of the other that are in their possession relating to the terminated Agreement, except for any copies reasonably required to maintain such party’s customary archives or computer back-up procedures, and as otherwise required by applicable law, rule or regulation. Notwithstanding the foregoing, Trustee shall have the right to keep one copy of such Information as may be reasonably required to evidence the fact that it has provided the services to Customer. In the event that Customer requires Trustee to return any Customer Information, Customer shall pay Trustee (at the rates set forth in the applicable Schedule, or, if no such rates are set forth, at Trustee’s then current charges) for Trustee’s actual time spent and incidental expenses actually incurred in connection with such return.

(g)    Nonpublic Personal Information
(i)    Obligations. The Trustee shall not disclose or use any nonpublic Personal Information of the Company’s employees except to the extent reasonably required to carry out its obligations under this Agreement or as otherwise directed by Company. In connection with each party’s use or provision of the rendered services, as applicable, each party shall comply with any applicable law, rule or regulation of any jurisdiction applicable to such party relating to the disclosure or use of Personal Information (including, without limitation, with respect to Company and its Affiliates and their employees, Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal statute, and the rules and regulations thereunder, as the same may be amended or supplemented from time to time).
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(ii)    Security Measures. The Trustee shall (a) implement and maintain commercially reasonable measures to protect the security, confidentiality and integrity of nonpublic Personal Information of Company’s employees against anticipated threats, unauthorized disclosure or use, and improper disposal, and (b) comply with, and shall cause its subcontractors to comply with, all the terms and conditions set forth in https://www.broadridge.com/_assets/pdf/info-security-annex.pdf.
Section 15.
Effective Date.

The effective date of this Trust Agreement shall be as set forth above.

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IN WITNESS WHEREOF, the Company and Trustee have executed this Agreement, as of the date first written above. Agreed To By:
TRUSTEE: MATRIX TRUST COMPANY BY: /s/ Stephanie Armijo NAME: Stephanie Armijo TITLE: Vice President, Client Services
COMPANY: TRUIST FINANCIAL CORPORATION BY: /s/ Kim Moore-Wright NAME: KIM MOORE-WRIGHT TITLE: CHIEF TEAMMATE OFFICER AND HEAD OF ENTERPRISE DIVERSITY

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APPENDIX A
LIST OF PLAN(S)

SunTrust Banks, Inc. Supplemental Executive Retirement Plan

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APPENDIX B
OPERATIONAL GUIDELINES
Capitalized terms used but not otherwise defined have the meanings given to such terms in the Agreement.
INSTRUCTIONS
The Trustee must receive instructions from an Instructing Party, as defined below, for each purchase, sale acquisition and disposition. The Trustee reserves the right not to effect any transaction unless given sufficient time and information to review and process the transaction. All purchases, sales, acquisitions and dispositions of assets must be made in accordance with terms of the Agreement, the Plan and Applicable Law.
LIQUIDITY
Sufficient liquidity must be maintained in accounts to meet foreseeable obligations of the Trust. The Trustee specifically reserves the right (a) not to follow any instruction that it reasonably believes would result in insufficient liquidity (b) not to make any disbursement unless the Investment Manager, Plan Administrator or other Authorized Person (the “Instructing Party”) has provided instruction as to the assets to be converted to cash for the purposes of making such payment, and (c) to sell securities from the Trust to recover any funds advanced for any trades not settled immediately upon placement.
TRUST ASSETS
Acceptable Assets
Assets are considered to be acceptable assets depending upon the Trustee's ability to support and administer the asset, the Trustee's proposed responsibilities with respect to such assets, the type of account, the availability of the asset to be acquired through the Trustee or an affiliate (approved for this purpose by the Trustee) and other factors. The Instructing Party should consult with the Trustee prior to the acquisition of any asset to determine acceptability of such asset. The following types of assets are generally acceptable:
(1)    Cash.
(2)    Publicly traded stock listed on a U.S. stock exchange or regularly quoted over-the-counter.
(3)    Publicly traded bonds listed on a U.S. bond exchange or regularly quoted over-the-counter.
(4)    Mutual funds that are NSCC and DCC&S eligible.
(5)    Registered limited partnership interests, REITs and similar investments listed on a U.S. stock exchange or regularly quoted over-the-counter.
(6)    Commercial paper, bankers’ acceptances eligible for rediscounting at the Federal Reserve, repurchase and reverse repurchase agreements and other “money market” instruments for which trading and custodial facilities are readily available.
(7)    U.S. Government and U.S. Government Agency issues.
(8)    Municipal securities whose bid and ask values are readily available.
(9)    Federally insured savings accounts, certificates of deposit and bank investment contracts. The Instructing Party is responsible for determining federal insurance coverage and limits and for diversifying account assets in accordance with those limits.
(10)    American Depository Receipts, Eurobonds, and similar instruments listed on a U.S. exchange or regularly quoted domestically over-the-counter for which trading and custodial facilities are readily available.
(11)    Life insurance, annuities, and guaranteed investment contracts issued by insurance companies licensed to do business in one or more states in the U.S. The Instructing Party is responsible for determining the safety of such investments and the economic viability of the underwriter and for diversifying account assets accordingly.
In certain circumstances a particular asset which otherwise may be considered an acceptable asset may be determined by the Trustee to be unacceptable or conditionally acceptable.

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Unacceptable Assets
Trustee generally cannot acquire or hold the following assets:
(1)    Tangible personal property (e.g., precious metals, gems, works of art, coins, furniture and other household items, motor vehicles, etc.).
(2)    Foreign currency and bank accounts.
(3)    Short sales.
(4)    Commodity futures and forward contracts.
(5)    Oil, gas and mineral interests.
(6)    Intangible personal property (e.g., patents and rights).
(7)    Unsecured loans.
(8)    Interests in real property.
(9)    Loans secured by first deeds of trust.
(10)    Other secured loans.
Conditionally Acceptable Assets
The Trustee may, but shall not be obligated, to acquire or continue to hold any of the assets listed below:
(1)    General partnerships.
(2)    Unregistered limited partnerships.
(3)    Other unregistered securities, closely held stock and other securities for which there is no readily available market, except for qualifying Employer securities.
(4)    The securities of the broker/dealer’s corporate entity or its affiliates and subsidiaries. These securities may be subject to legal and regulatory prohibitions or restrictions. In any event, no Trust may acquire and hold securities of the broker/dealer’s corporate entity unless specifically authorized by the underlying Trust agreement.
(5)    Foreign securities for which trading and custodial facilities are readily available.
(6)    Options.
(7)    Securities of the Employer.
(8)    Any other asset not listed under “Acceptable Assets” or “Unacceptable Assets” above.

The acquisition and continued retention of the foregoing assets is subject to providing the Trustee with the cost basis, if any, of any such assets and with a valuation of the assets on at least an annual basis. The Trustee, in its sole discretion, may impose other conditions to acquire or hold such assets, including imposing additional fees.
PROXIES AND OTHER SHAREHOLDER ACTION
Calls, Conversions, Expirations, Tenders, etc.
The Instructing Party must monitor and determine the existence of and initiate all actions necessary or appropriate in connection with calls, conversions, tenders, and similar events or transactions relating to Trust assets. The Trustee will pass on to the Instructing Party any information it receives regarding such actions.
Proxies
The Instructing Party is responsible for voting proxies and exercising other shareholder rights with respect to securities under the Instructing Party's investment authority, and the Trustee shall not vote proxies and exercise other shareholder rights with respect to any securities held by the Trust, including Employer Securities, unless the Trustee agrees to undertake such responsibility under a separate written agreement or as otherwise explicitly provided for in the Trust Agreement. The Instructing Party shall provide the Trustee with instructions as to where to deliver any proxies it receives and the Trustee will use commercially reasonable efforts to deliver proxies in a timely manner to such party. The Trustee is not responsible for ascertaining whether, or how, the proxies were subsequently voted or disposed of and shall bear no liability for the actions or inactions relating to voting of proxies by the Plan Administrator, Employer, “named fiduciary” of the Plan, or an Investment Manager. The Plan Administrator is exclusively responsible for reviewing whether the provisions of the Trust Agreement and these Operational Guidelines for the voting of securities and the exercise of other shareholder rights are consistent with the requirements of the Plan documents and Applicable Law.
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Employer Securities
If the Trust consists of Employer Securities that are not traded on a recognizable market, or the information necessary to ascertain the fair market value is not readily available, the Plan Administrator shall provide to the Trustee the value of such securities for all purposes under the Plan and the Agreement, and the Trustee shall be entitled to rely upon the value of such Employer Securities provided by the Plan Administrator. If the Plan Administrator fails or refuses to instruct the Trustee on the value of such Employer Securities, the Trustee, in its sole discretion, may engage an independent appraiser to determine the fair market value of such Employer Security and shall be entitled to rely upon the value placed upon such Employer Security by the independent appraiser. Any expenses with respect to such appraisal shall be a charge against the Trust and may be paid from the Trust as provided in the Agreement.
The Plan Administrator is responsible for providing specific instructions to the Trustee regarding any acquisition limits applicable to Employer Securities as required by the Plan or Applicable Law.
Employer Securities may be accepted only if the Employer and Plan Administrator provide the Trustee with all instructions, representations, and assurances and other information that the Trustee may in its sole discretion require from time to time for the proper administration of Employer Securities in the Trust. The Plan Administrator is responsible for providing specific instructions to the Trustee regarding any acquisition limits applicable to Employer Securities as required by the Plan or Applicable Law. The Employer and Plan Administrator, and not the Trustee, shall be responsible to ensure that the Employer Securities are acquired and held under the Plan solely in accordance with all applicable federal and state securities laws and regulations thereunder and law and regulation governing the acquisition and holding of employer securities by plans under ERISA.
Charges
Certain securities may impose charges and penalties on the sale and/or redemption of such security, including, without limitation, sales load, redemption, exchange, account, distribution, administrative and other charges. The Trustee is not responsible for notifying the Employer, any Instructing Party or any other party of the existence, potential or imposition of any such charges or penalties or to negotiate or attempt to negotiate the reduction, waiver, rebate or reimbursement of any such charges or penalties; nor shall the Trustee have any liability or responsibility for any such charges or penalties of any kind or nature, whether current, deferred or contingent, that are charged or imposed pursuant to the terms of any securities purchased, held, sold or redeemed in the Trust, and all such charges and penalties shall be borne by the Trust unless otherwise provided for.
UNITIZATIONS
In General
The Trustee may provide unitization services for Employer Securities or for other assets, if agreed by the Trustee in a separate written agreement with the Plan Administrator. Unitization services are not an investment product, but rather an administrative recordkeeping service that the Trustee provides for the convenience of the Plan and participants on request, and no person (including the Employer or Plan Administrator) may hold out, market or otherwise indicate that the unitization service is an investment product whose shares may be offered to retirement plans and their participants. The Plan Administrator shall provide the Trustee for approval a copy of any materials to be used by or on behalf of a Plan which refer to the unitization services before their distribution or use.
Unitization services are available only if the account to be unitized consists of assets eligible for daily valuation under the Trustee's procedures, as determined by the Trustee. In order for the Plan to receive unitization services, the Plan Administrator is required to provide the Trustee with all instructions, representations, and assurances and other information that the Trustee may in its sole discretion require from time to time for the proper administration of Employer Securities in the Trust. Such instructions shall include without limitation, instructions with respect to maintaining a cash component adequate to address anticipated distribution activity, the investment of the cash component, instructions for placing and settling transactions for the unitized account, valuation instructions, and accrual of fees and expenses.
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Pricing
The Trustee will obtain pricing information from sources believed to be reliable, but the Trustee shall not be responsible or liable for the accuracy, completeness, timeliness or correct sequencing of any pricing information received or for any decision made or action taken in reliance upon such information. The Trustee makes no warranty of merchantability, warranty of fitness for a particular purpose, or other warranty of any kind, express or implied, regarding the pricing information received or transmitted by the Trustee. If the Plan Administrator does not, within ninety (90) days of receiving a unitization statement, notify the Trustee of any objection to the valuation, the unitization shall be deemed final and the Trustee will have no obligation to correct or reimburse the net asset value (NAV).
NAV Correction Procedures
The Trustee will apply its customary standards and procedures for NAV corrections, a copy of which may be provided upon request.
Expenses
Plan expenses can be charged directly to the unitized account. The Plan Administrator must instruct the Trustee as to any specific fees and expenses to be accrued in the unitized account and the rates at which such fees and expenses should be accrued. The Trustee requires five (5) business days advance notice of any adjustment or termination to fee accruals. The Plan Administrator is responsible for notifying the Trustee when money comes in or out of the unitized account and if, as a result of any such money movement, the fee accruals should be adjusted. From time to time, fee accruals may go negative. On a periodic basis, Trustee will provide to the Plan Administrator a written account of the fee accrual(s) for review. The Plan Administrator or Instructing Party is responsible for reviewing such account and for promptly advising Trustee of any necessary adjustments.
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